Exhibit 99.1
NEWS RELEASE

Date: February 7, 2006	CorVel Corporation 2010 Main Street Suite 600 Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Richard Schweppe Phone: 949-851-1473 http://www.corvel.com
CorVel Announces Revenues and Earnings
IRVINE, California, February 7, 2006 — CorVel Corporation (NASDAQ: CRVL) reported earnings per share of $0.17 for the quarter ended December 31, 2005, up 45% from per share earnings of $0.12 for the same quarter of the prior year. December quarter revenues were $63 million, down from $70 million in the December quarter of 2005. Revenues and earnings for the quarter reflected the Company’s improving results in its Network Solutions product line. The continuing soft workers’ compensation claims market, regulatory compliance expenses and recent hurricane disruptions also impacted results.
Ongoing improvements to CorVel’s line of document management and medical review systems, as well as expansions to the Company’s PPO’s, are improving Network Solutions results. Reduced operating expenses and improving productivity also contributed to improving results.
Regulatory compliance expenses continue to add to corporate overhead; however, branch operations continued to improve productivity. The globalization of labor markets continued to impact the U.S. labor market, extending the period of low claims in the current industry cycle. Regulatory changes in several states are requiring product configuration changes. The Company is a leader in the facilitation of employer compliance with such regional workers’ compensation requirements.
About CorVel
CorVel Corporation (http://www.corvel.com/) is a national provider of leading-edge services and solutions in the field of managed healthcare. CorVel specializes in applying information technology and e-commerce applications to improve healthcare management in the workers’ compensation, group health, auto and disability management insurance markets. The Company provides networks of preferred providers, case management, utilization management, independent medical evaluations and medical bill review to more than 2,000 clients nationwide. Leveraging its commitment to flexibility and personal service, CorVel delivers custom solutions for employers, insurers, third party administrators and government entities.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included in this report, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s financial statements. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, factors described in this report and the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005. The forward-looking statements in this report speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation
Income Statement — Unaudited
Three months ended December 31, 2004 and 2005

	2004	2005
Revenues	$69,788,000	$63,073,000
Cost of revenues	60,884,000	53,025,000

Gross profit	8,904,000	10,048,000
General and administrative expenses	6,855,000	7,341,000

Income before income taxes	2,049,000	2,707,000
Income tax provision	788,000	1,042,000

Net Income	$1,261,000	$1,665,000

Net income per share
Basic	$0.12	$0.17

Diluted	$0.12	$0.17

Weighted average shares outstanding
Basic	10,395,000	9,531,000
Diluted	10,510,000	9,553,000
CorVel Corporation
Income Statement — Unaudited
Nine months ended December 31, 2004 and 2005

	2004	2005
Revenues	$218,200,000	$200,083,000
Cost of revenues	184,693,000	167,158,000

Gross profit	33,507,000	32,925,000
General and administrative expenses	20,974,000	22,055,000

Income before income taxes	12,533,000	10,870,000
Income tax provision	4,824,000	4,184,000

Net Income	$7,709,000	$6,686,000

Net income per share
Basic	$0.74	$0.68

Diluted	$0.73	$0.68

Weighted average shares outstanding
Basic	10,488,000	9,783,000
Diluted	10,604,000	9,828,000

CorVel Corporation
Balance Sheet
Summary Balance Sheet Information
As of March 31, 2005 (audited) and December 31, 2005 (unaudited)

	March 31, 2005	Dec. 31, 2005
Assets
Cash and cash equivalents	$8,945,000	$8,784,000
Accounts receivable, net	45,611,000	37,550,000
Prepaid taxes and expenses	3,891,000	4,508,000
Deferred income taxes	4,152,000	4,439,000
Property and equipment, net	29,649,000	27,546,000
Goodwill and other assets	13,045,000	12,960,000

TOTAL ASSETS	$105,293,000	$95,787,000

Liabilities and Stockholders’ Equity
Accounts payable	$11,294,000	$12,016,000
Income taxes payable	$999,000	$1,924,000
Accrued liabilities	11,059,000	9,557,000
Deferred income taxes	7,700,000	6,628,000
Common stock and paid-in-capital	57,672,000	61,131,000
Treasury stock	-113,481,000	-132,205,000
Retained earnings	130,050,000	136,736,000

TOTAL LIABILITIES AND EQUITY	$105,293,000	$95,787,000